EXHIBIT 99.45
                                                                   -------------

                                  NEWS RELEASE
                                  ------------
For Immediate Release
                                                Contacts:
                             Tom McGraw, Chief Executive Officer (650) 875-4864 Dave Curtis, Chief Financial Officer (650) 875-4862

FNB Bancorp Announces Financial Highlights and Operating Results for the Quarter and Year Ended December 31, 2006

         FNB Bancorp (Bulletin Board: FNBG), parent company of First National Bank of Northern California, today announced solid operating results for 2006, driven by a solid net interest margin, a growing loan portfolio and a stable deposit base. Net income for the three and twelve months ended December 31, 2006 were $1,559,000 and $7,582,000 compared with $1,877,000 and $5,728,000 for the same period in 2005. Diluted earnings per share were $0.54 and $2.60 for the three and twelve months ended December 31, 2006, which compares to $0.64 and $1.98 for the same periods in 2005.

         Financial Highlights: 2006

                                               For the three           For the twelve
                                               Months ended             Months ended
                                             December 31, 2006        December 31, 2006
                                             -----------------        -----------------
Interest income                              $       9,929,000        $      37,196,000
Interest expense                                     2,916,000                9,821,000
                                             -----------------        -----------------
     Net Interest Income                             7,013,000               27,375,000
Provision for loan losses                             (164,000)                (683,000)

Non-interest income                                  1,070,000                6,259,000
Non-interest expense                                 5,625,000               21,760,000
                                             -----------------        -----------------
     Income before income taxes                      2,294,000               11,191,000
Provision for income taxes                            (735,000)              (3,609,000)
                                             -----------------        -----------------
     Net Earnings                            $       1,559,000        $       7,582,000
                                             =================        =================

Basic earnings per share                     $            0.55        $            2.67
Diluted earnings per share                   $            0.54        $            2.60

Average assets                               $     590,182,000        $     575,116,000
Average equity                               $      61,762,000        $      58,961,000
Return on average assets                                  1.06%                    1.32%
Return on average equity                                 10.10%                   12.86%

"Our solid financial performance during 2006 was indicative of the commitment by our bank to provide our customers the products they want and the superior customer service they deserve. Commitment to our customers and the communities we serve is what differentiates us as a community bank," stated Tom McGraw, Chief Executive Officer.

"During 2006, we were able to maintain our net interest margin at 5.26%. Our stable deposit base and growing loan portfolio provide a solid financial start as we prepare for the opportunities of the coming year," noted Mr. McGraw.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by FNB Bancorp with the Securities and Exchange Commission, should be carefully considered when evaluating its business prospects. FNB Bancorp undertakes no obligation to update any forward-looking statements contained in this release.